EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In  connection  with the quarterly report of Avitar,  Inc. (the  "Company") on Form10-QSB for the period ending June 30, 2007 as filed with the Securities and Exchange  Commission on the date hereof (the  "Report"),  I, Peter P.  Phildius, Chief Executive Officer of the Company certify,  pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the  Sarbanes-Oxley Act of 2002, to my knowledge, that:

     (1) The Report fully  complies  with the  requirements  of Section 13(a) or15(d) of the Securities Exchange Act of 1934; and

     (2)  The  information  contained  in the  Report  fairly  presents,  in all material  respects,  the  financial  condition  and results of operations of the Company.

Date: August 14, 2007

                                                                                      /s/ Peter P. Phildius
                                                                                      ---------------------
                                                                                      Peter P. Phildius Chief
                                                                                      Executive Officer